Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Tularik Salary Savings Plan, as amended, of our report dated February 27, 2004 relating to the consolidated financial statements as of December 31, 2003 and 2002 and for the years then ended, which appear in Tularik Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

San Jose, California

March 30, 2004